Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-166176) and Form S-8 (No. 33-37867, 33-51189, 33-54347, 33-54453, 33-61561, 333-90761, 333-62004, 333-127246, 333-138577, 333-146068, 333-148334, 333-152344 and 333-161939) of Thermo Fisher Scientific, Inc. of our report dated February 27, 2013 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Boston, Massachusetts
February 27, 2013